Exhibit 32

                      Certification Pursuant to Section 906
                          of Sarbanes-Oxley Act of 2002

         We, Harris A. Shapiro and Irene J. Marino, do hereby certify that:

         1    This quarterly report of PerfectData Corporation containing the financial statements for the quarters ended December 31, 2003 and 2002 fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and

         2    The information contained in this quarterly report fairly
presents, in all material respects, the financial condition and results of operations of PerfectData Corporation.

Date:    March 2, 2004

                                          /s/ Harris A. Shapiro
                                          Harris A. Shapiro
                                          Chairman of the Board and
                                          Chief Executive Officer

                                          /s/ Irene J. Marino
                                          Irene J. Marino
                                          Vice President, Finance
                                          Chief Financial Officer and
                                          Chief Accounting Officer


A signed original of this written statement required by Section 906 has been provided to PerfectData Corporation and will be furnished to the Securities and Exchange Commission or its staff upon request.